UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 27, 2013

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 Meridian Avenue
San Jose, California 95126
(Address of principal executive offices, including zip code)
(408) 938-5200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 27, 2013 the Compensation Committee (the “Committee”) of the Board of Directors of Echelon Corporation (the “Company”) approved a management bonus plan for 2013 (the “Plan”) under which certain of its named executive officers, including its Chief Executive Officer and Chief Financial Officer, and certain other officers are eligible to earn cash payouts upon the achievement of certain performance targets. The Plan as it applies to such officers (other than its Senior Vice President and General Manager, Grid Modernization and its Senior Vice President and General Manager, Internet of Things) is tied 25% to performance targets based on the Company's cash level, 25% to performance targets based on the Company's revenue, and 50% to performance targets based on its non-GAAP operating income or loss (“NGOI”). (NGOI will be calculated as the Company's actual net operating income for full year 2013, adjusted to remove certain charges.) The goals of the Plan are to generate cash, drive revenue, control spending and drive the Company towards profitability. Meeting the cash target is a prerequisite for the other metrics to pay out. If necessary, actual bonus amounts will be reduced pro rata to stay within the funded bonus pool (as determined by cash performance).
The Plan as it applies to the Company's Senior Vice President and General Manager, Internet of Things (who previously served as Senior Vice President, Product Management and Marketing) and the Company's Senior Vice President and General Manager, Grid Modernization (who previously served as Senior Vice President, Worldwide Markets) is tied 25% to performance targets based on the Company's revenue or bookings, 25% to the Company's cash level, and 50% to the contribution margin of the Company's products, in each case for the full year 2013. For these two individuals, the goals of these plans are to drive revenue and bookings, to control expenses, and to drive the Company towards profitability.
If the performance criteria are met, the target bonus amounts to be paid to the named executive officers are as follows: Ron Sege, $400,000; William R. Slakey, $125,000; Michael T. Anderson, $150,000; and Varun Nagaraj, $125,000.
In addition, the Committee increased the salary of Mr. Nagaraj, the Company's Senior Vice President and General Manager, IOT, from $300,000 to $325,000 per year, to reflect his increased responsibilities as he assumes the role of General Manager. No changes were made to salaries of the other executives. In addition, the Company will reimburse Mr. Anderson, who is a resident of the state of Washington, for any California state income taxes paid on his salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ William R. Slakey
William R. Slakey Executive Vice President and Chief Financial Officer
Date: March 5, 2013